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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


                  AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated as of September 15, 1998 ("Amendment No. 1"), to the Employment Agreement dated as of April 17, 1998 (the "Employment Agreement"), by and between GRAHAM-FIELD HEALTH PRODUCTS, INC., a Delaware corporation having its principal place of business at 400 Rabro Drive East, Hauppauge, New York 11788 (the "Company"), and PETER WINOCUR, an individual residing at 14 Woodlee Road, Cold Spring Harbor, New York 11724 (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Executive are parties to the Employment Agreement and a certain Change in Control Agreement dated as of October 31, 1995 (the "Initial Change in Control Agreement");

                  WHEREAS, the Company and the Executive desire to terminate the Initial Change in Control Agreement in its entirety effective as of the date hereof and enter into a new Change in Control Agreement effective as of the date hereof (the "New Change in Control Agreement");

                  WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect the termination of the Initial Change in Control Agreement, the execution of the New Change in Control Agreement and the modification of certain terms and provisions of the Employment Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. TERMINATION OF INITIAL CHANGE IN CONTROL AGREEMENT. Effective as of the date hereof, the Company and the Executive hereby agree that the Initial Change in Control Agreement shall be terminated in its entirety and shall be of no further force and effect.

                  2. THE NEW CHANGE IN CONTROL AGREEMENT. Effective as of the date hereof, the Company and the Executive hereby agree that the New Change in Control Agreement shall be in full force and effect.

                  3. AMENDMENT TO SECTION 7.12 OF THE EMPLOYMENT AGREEMENT.
Section 7.12 of the Employment Agreement shall be amended in its entirety to provide as follows:

                  "Except for the Change in Control Agreement dated as of September 15, 1998, between the Executive and the Company (the "Change in Control Agreement") relating to payments to be made to the Executive in the event of the
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                  termination of the Executive's employment with the Company following a Change in Control (as defined therein), this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements (other than the Change in Control Agreement), understandings or representations are hereby terminated and cancelled in their entirety; provided that notwithstanding anything to the contrary contained in this Agreement, in the event the Executive's employment is terminated following a Change in Control, the Executive shall be entitled solely to the amounts and benefits payable under the Change in Control Agreement, which shall be in lieu of any and all amounts payable under this Agreement."

                  4. FULL FORCE AND EFFECT OF EMPLOYMENT AGREEMENT. Except as provided herein, the Employment Agreement shall remain in full force and effect in all respects.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

                                     GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                     By: /s/ Rodney F. Price
                                         ------------------------------
                                       Name: Rodney F. Price
                                       Title: Chairman of the Board and
                                              Chief Executive Officer



                                     /s/ Peter Winocur
                                     ----------------------------------
                                     PETER WINOCUR